Exhibit 8.1

List of Subsidiaries

As of June 30, 2014

Subsidiaries of the Registrant: Name	Place of Incorporation

Agria Group Limited (Formerly Aero-Biotech Group Limited)	BVI
China Victory International Holdings Limited	Hong Kong
Aero Biotech Science & Technology Co., Ltd.	PRC
Agria Brother Biotech (Shenzhen) Co., Ltd.	PRC
Agria Biotech Overseas Limited	Hong Kong
Agria Asia International Limited	Hong Kong
Agria Hong Kong Limited	Hong Kong
Agria Asia Investments Ltd. (Formerly known as Southrich Limited)	BVI
Agria (Singapore) Pte. Ltd	Singapore
Agria Corporation (New Zealand) Limited	New Zealand
PGG Wrightson Limited	New Zealand
PGW AgriTech Holdings Limited	New Zealand
PGW Rural Capital Limited	New Zealand
PGG Wrightson Employee Benefits Plan Trustee Limited	New Zealand
PGG Wrightson Real Estate Limited	New Zealand
Agriculture New Zealand Limited	New Zealand
PGG Wrightson Trustee Limited	New Zealand
PGW Corporate Trustee Limited	New Zealand
AgriServices South America Limited	New Zealand
PGW AgriServices Australia Pty Limited	Australia
PGG Wrightson Investments Limited	New Zealand
Bloch & Behrens Wool (NZ) Limited	New Zealand
PGW Agritrade Limited (formerly Agri-feeds Limited)	New Zealand
Ag Property Holdings Limited	New Zealand
PGW AgriTech New Zealand Limited	New Zealand
AgriTech South America Limited	New Zealand
PGW AgriTech Australia Pty Limited	Australia
PGG Wrightson Seeds Limited	New Zealand
PGG Wrightson Consortia Research Limited	New Zealand
Grasslands Innovation Limited	New Zealand
Agricom Limited	New Zealand

Subsidiaries of the Registrant: Name	Place of Incorporation
PGG Wrightson Genomics Limited	New Zealand
Wrightson Seeds Limited	New Zealand
PGG Wrightson Employee Benefits Plan Limited	New Zealand
PGG Wrightson Seeds (Australia) Pty Limited	Australia
Agricom Australia Seeds Pty Limited	Australia
AGR Seeds Pty Limited (formerly Agricom Australia Pty Limited)	Australia
AW Seeds Pty Limited (formerly AusWest Seeds Pty Limited)	Australia
SP Seeds Pty Limited (formerly Stephen Pasture Seeds Pty Limited)	Australia
PGW AgriTech South America S.A.	Uruguay
Wrightson Pas S.A.	Uruguay
Juzay S.A.	Uruguay
Agrosan S.A.	Uruguay
Alfalfares S.R.L.	Argentina
NZ RuralcoParticipacoesLtda	Brazil
PGG Wrightson Uruguay Limited	Uruguay
Hunker S.A. (t/a Rural Centre)	Uruguay
Lanelle S.A. (t/a Riegoriental)	Uruguay
Afinlux S.A. (t/a Romualdo Rodriguez)	Uruguay
Kroslyn S.A. Limited	Uruguay
EscritorioRomualdo Rodriguez Ltda	Uruguay

Consolidated Structured Entities of the Registrant and their Subsidiaries:

Name	Place of Incorporation

Shenzhen Zhongguan Agriculture Group Co., Ltd. (Formerly known as Shenzhen Guanli Agricultural Technology Co., Ltd.)	PRC
Agria NKY Seeds Co., Ltd. (Formerly known as Beijing NKY Seeding Development Co., Ltd.)	PRC
Shenzhen NKY Seeds Co., Ltd. (Formerly known as Shenzhen Agria Agricultural Co., Ltd.)	PRC
Shenzhen PGW Seeds Co., Ltd. (Formerly known as Shenzhen Zhongyuan Agriculture Co., Ltd.)	PRC
Tianjin Beiao Seeds Technology Development Co., Ltd.	PRC
Wuwei NKY Seeds Co., Ltd.	PRC
Shanxi Jufeng Seeds Co., Ltd.	PRC
Zhuhai NKY Seeds Co., Ltd.	PRC